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EXHIBIT 10.14.1

AMENDMENT NO. 1 TO CREDIT AGREEMENT

        This AMENDMENT NO. 1 TO CREDIT AGREEMENT (this "Amendment") is entered into as of May 25, 2004 by and among SAMSONITE CORPORATION, a Delaware corporation ("U.S. Borrower"), SAMSONITE EUROPE N.V., a Belgian corporation ("European Borrower") (U.S. Borrower and European Borrower are sometimes collectively referred to herein as the "Borrowers" and individually as a "Borrower"), the other Credit Parties signatory hereto, GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, "GE Capital"), for itself, as Agent and as North American Collateral Agent, and the other Lenders signatory hereto. Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in Annex A to the Credit Agreement (as hereinafter defined).

R E C I T A L S:

        WHEREAS, Borrowers, the other Credit Parties, the Agent, the North American Collateral Agent, the Fronting Lender, the European Agent and the Lenders entered into that certain Credit Agreement dated as of July 31, 2003 (as amended, supplemented, restated or otherwise modified from time to time prior to the date hereof, the "Credit Agreement"); and

        WHEREAS, Borrowers have requested that the Agent, Requisite Lenders and Supermajority U.S. Revolving Lenders amend certain provisions of the Credit Agreement.

        NOW, THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1    Amendments.    The Credit Agreement is hereby amended as follows:

          (a)   Section 1.3(g) of the Credit Agreement is amended to add at the end thereof the following sentence:

    "Notwithstanding any of the foregoing in this Section 1.3(b), Section 1.3(b)(v) shall apply and be in full force and effect at all times prior to the 2004 Indentures Date and shall not apply and have no force and effect on the 2004 Indentures Date and all times thereafter."

          (b)   Section 3.24 of the Credit Agreement is amended and restated to read in its entirety as follows:

    "3.24    Subordinated Debt and 2004 Senior Notes.    As of the Closing Date, Borrowers have delivered to Agent a complete and correct copy of the Indentures governing the Subordinated Notes other than the 2004 Senior Subordinated Notes (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith). As of the 2004 Indentures Date, Borrowers have delivered to Agent a complete and correct copy of the Indentures governing the 2004 Senior Notes and the 2004 Senior Subordinated Notes (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith). All Obligations, including any Letter of Credit Obligation, constitute Indebtedness entitled to the benefits of the subordination provisions contained in the Subordinated Notes. As of the 2004 Indentures Date, all aspects of the transactions contemplated by the 2004 Senior Notes Documents and the 2004 Senior Subordinated Notes Documents have been effected in all material respects in accordance with the terms of the 2004 Senior Notes Documents and the 2004 Senior Subordinated Notes Documents and applicable law. Borrower has the corporate power and authority to incur the Indebtedness evidenced by the 2004 Senior Notes Documents and the 2004 Senior Subordinated Notes Documents."

          (c)   Section 5 of the Credit Agreement is amended by amending and restating Section 5.10 thereof to read in its entirety as follows:

    "5.10    2004 Senior Notes and 2004 Senior Subordinated Notes Documents.    Promptly after the issuance of the 2004 Senior Notes and the 2004 Senior Subordinated Notes, Borrowers shall deliver to Agent an officer's certificate, in form and substance reasonably satisfactory to Agent, from the Borrowers, certifying and representing that attached thereto are the true, correct and complete copies of the 2004 Senior Notes Indenture and all documents, agreement and instruments related thereto (together with all annexes, attachments, exhibits and schedules attached thereto), and the true, correct and complete copies of the 2004 Senior Subordinated Notes Indenture and all documents, agreement and instruments related thereto (together with all annexes, attachments, exhibits and schedules attached thereto)."

          (d)   Section 6.2 of the Credit Agreement is amended by amending and restating clause (a) thereof to read in its entirety as follows:

    "(a)(X) at all times prior to the 2004 Indentures Date, the Samsonite Entities may make loans or other investments to or in one or more other Samsonite Entities (other than Joint Venture Subsidiaries) as long as the aggregate outstanding principal amount of investments, loans and advances made by all Samsonite Entities does not exceed the Dollar Equivalent of $50,000,000 and (Y) on the 2004 Indentures Date and at all times thereafter, (i) as long as (A) at the time of each of the following proposed investments, loans or advances and after giving effect thereto, U.S. Borrower is Solvent, (B) no Default or Event of Default has occurred and is continuing or would result after giving effect to each of the following proposed investments, loans or advances and (C) U.S. Borrower shall have U.S. Borrowing Availability of at least $5,000,000 after giving effect to each of the following proposed investments, loans or advances: (1) additional investments, loans or advances made by U.S. Borrower after the Closing Date in or to Samsonite Canada as long as the aggregate outstanding amount thereof at any time does not exceed the Dollar Equivalent of $3,500,000; (2) additional investments, loans or advances made by U.S. Borrower after the Closing Date in or to Samsonite Stores as long as the aggregate outstanding amount thereof at any time does not exceed the Dollar Equivalent of $10,000,000; (3) additional investments, loans or advances made by U.S. Borrower after the Closing Date in or to European Borrower as long as the aggregate outstanding amount thereof at any time does not exceed the Dollar Equivalent of $10,000,000; (4) additional investments, loans or advances made by U.S. Borrower after the Closing Date in or to any Samsonite Entity (other than Joint Venture Subsidiaries, Samsonite Canada, Samsonite Stores and European Borrower) (and any Person which, immediately following such investment, loan or advance, becomes a Samsonite Entity) as long as the aggregate outstanding amount thereof at any time does not exceed the Dollar Equivalent of $5,000,000; and (5) additional investments, loans or advances made by U.S. Borrower after the Closing Date in or to other Foreign Samsonite Entities (other than Joint Venture Subsidiaries) (and any Person which, immediately following such investment, loan or advance, becomes a Foreign Samsonite Entity) as long as the aggregate outstanding amount thereof at any time does not exceed the Dollar Equivalent of $10,000,000 and (ii) as long as (A) at the time of each of the following proposed investments, loans or advances and after giving effect thereto, European Borrower is Solvent, (B) no Default or Event of Default has occurred or is continuing or would result after giving effect to the following proposed investments, loans or advances and (C) European Borrower shall have European Borrowing Availability of at least the Dollar Equivalent of $5,000,000 after giving effect to the following proposed investments, loans or advances: additional investments, loans or advances made by European Borrower after the Closing Date in or to another Foreign Samsonite Entity (other than Joint Venture Subsidiaries) (and any Person which, immediately following such investment, loan or advance, becomes a Foreign Samsonite Entity) as long as the aggregate outstanding amount thereof at any time does not exceed the Dollar Equivalent of $10,000,000;"

          (e)   Section 6.2 of the Credit Agreement is further amended by adding at the end thereof the following sentence:

    "For purposes of this Section 6.2, the value of any non-cash investment shall be its fair market value at the time of investment in Dollar Equivalents."

          (f)    Section 6.3(a)(iv) of the Credit Agreement is amended by replacing the phrase "(other than Foreign Credit Lines)" with the phrase "(other than Foreign Credit Lines and the Indebtedness evidenced by the 1995 Subordinated Notes and the 1998 Subordinated Notes)".

          (g)   Section 6.3(a) of the Credit Agreement is amended by deleting the word "and" at the end of clause (xi) thereof, by relettering clause (xii) thereof as clause (xv) thereof and by adding clause (xii), clause (xiii) and clause (xiv) thereto at the end of clause (xi) thereof immediately after the phrase "the applicable Pledge Agreement", which clause(xii), clause (xiii) and clause (xiv) shall read in their entirety as follows:

    "(xii) unsecured Indebtedness of U.S. Borrower evidenced by the 2004 Senior Notes and the 2004 Senior Subordinated Notes, and, in each case, refinancings thereof or amendments or modifications thereto that do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and that are otherwise on terms and conditions no less favorable to Agent or any Lender and on conditions not materially less favorable to any Samsonite Entity, in each case as determined by Agent in its reasonable discretion, than the terms of the Indebtedness being refinanced, amended or modified; as long as (u) the aggregate principal amount of the 2004 Senior Notes and the 2004 Senior Subordinated Notes does not exceed the Dollar Equivalent of $325,000,000 at any time outstanding (it being understood and agreed that the 2004 Senior Notes shall be denominated in Euros; and it is further understood and agreed that the principal amount of the 2004 Senior Notes shall not be deemed increased for the purposes of this Agreement if such increase is caused solely by currency exchange rate gains of Euros vis-à-vis Dollars that may occur after the 2004 Indentures Date and the resulting increase in the Dollar Equivalent amount of such principal amount), (v) the aggregate principal amount of the 2004 Senior Notes does not exceed at any time the aggregate principal amount thereof outstanding on the 2004 Indentures Date, (w) the aggregate principal amount of the 2004 Senior Subordinated Notes does not exceed at any time the aggregate principal amount thereof outstanding on the 2004 Indentures Date (x) the aggregate gross proceeds of the issuance of the 2004 Senior Notes and the 2004 Senior Subordinated Notes are not less than the Dollar Equivalent of $325,000,000, and (z) the proceeds of the issuance of the 2004 Senior Notes and the 2004 Senior Subordinated Notes are, on or prior to August 16, 2004, used to repurchase, redeem or otherwise acquire for value outstanding 1998 Subordinated Notes (including, as applicable, principal, accrued and unpaid interest, related fees and expenses and prepayment premiums) promptly upon receipt thereof by U.S. Borrower; it being agreed that all such proceeds which are not used to repurchase, redeem or otherwise acquire for value the outstanding 1998 Subordinated Notes (including, as applicable, principal, accrued and unpaid interest, related fees and expenses and prepayment premiums) promptly upon receipt thereof by U.S. Borrower shall be placed in an investment or bank account subject to the control of the North American Collateral Agent and in which the North American Collateral Agent has a first priority perfected security interest to secure the Obligations pursuant to a control agreement in form and substance satisfactory to North American Collateral Agent (and the North American Collateral Agent agrees that, as long as no Default or Event of Default has occurred and is continuing, it will promptly release amounts credited thereto upon the request of the U.S. Borrower solely to the extent such amounts are promptly upon such release being used to repurchase, redeem or otherwise acquire for value then outstanding 1998 Subordinated Notes (including, as applicable, principal, accrued and unpaid interest, related fees and expenses and prepayment premiums) on or before August 16, 2004); (xiii) Indebtedness evidenced by the 1995 Subordinated Notes; (xiv) Indebtedness evidenced by the 1998 Subordinated Notes; and"

          (h)   Section 6.3(b) of the Credit Agreement is amended and restated to read in its entirety as follows:

    "(b) No Samsonite Entity (other than a JVCP) shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness prior to its scheduled maturity (other than repurchase of the preferred Stock of U.S. Borrower with the common Stock of U.S. Borrower or with the proceeds of the contemporaneous sale of Stock of U.S. Borrower), other than (i) the Obligations; (ii) Indebtedness secured by a Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Sections 6.8(b) or (c); (iii) Indebtedness permitted by Section 6.3(a)(iv) upon any refinancing thereof in accordance with Section 6.3(a)(iv); (iv)  Indebtedness permitted by Section 6.3(a)(xii) upon any refinancing thereof in accordance with Section 6.3(a)(xii); (v) payments with respect to the 1998 Subordinated Notes to the extent such payments are permitted pursuant to Section 6.13(h); (vi) repurchases, redemptions or other acquisitions for value of the 1995 Subordinated Notes to the extent such payments are permitted pursuant to Section 6.13(j); (vii) repurchases, redemptions or other acquisitions for value of the outstanding 1998 Subordinated Notes to the extent such payments are permitted pursuant to Section 6.13(k); and (viii) payments with respect to the 2004 Senior Notes and the 2004 Senior Subordinated Notes to the extent permitted pursuant to Section 6.13(l)."

          (i)    Section 6.13(e) of the Credit Agreement is amended by replacing the phrase "scheduled payments of interest with respect to Subordinated Debt" with the phrase "scheduled payments of interest with respect to Subordinated Debt and the Indebtedness evidenced by the 2004 Senior Notes".

          (j)    Section 6.13(h) of the Credit Agreement is amended by replacing the phrase "(A) make Restricted Payments with respect to the Subordinated Notes" with the phrase "(A) at all times prior to the 2004 Indentures Date, make Restricted Payments with respect to the 1998 Subordinated Notes".

          (k)   Section 6.13 of the Credit Agreement is further amended by deleting the word "and" at the end of clause (h) thereof, by deleting the period at the end of clause (i) thereof and inserting a semicolon in its place, and by adding clause (j), clause (k) and clause (l) thereto, which shall read in their entirety as follows:

    "(j) repurchase, redeem or otherwise acquire for value all (but not less than all) of the outstanding 1995 Subordinated Notes (including, as applicable, principal, accrued and unpaid interest, related fees and expenses and prepayment premiums), (k) repurchase, redeem or otherwise acquire for value on or before July 30, 2004 all (but not less than all) of the outstanding 1998 Subordinated Notes (including, as applicable, principal, accrued and unpaid interest, related fees and expenses and prepayment premiums) in one or a series of related transactions, as long as each such repurchase, redemption or other acquisition for value is funded from the proceeds from the issuance of the 2004 Senior Notes and the 2004 Senior Subordinated Notes and proceeds of Revolving Credit Advances in an aggregate amount not to exceed $18,000,000, and (l) make Restricted Payments with respect to the 2004 Senior Notes or the 2004 Senior Subordinated Notes as long as (i) the aggregate principal balance of the Revolving Loans immediately prior to and after giving effect to such Restricted Payments and all Loans funded in connection therewith does not exceed $10,000,000 and (ii) no Event of Default has occurred and is continuing or would result after giving effect to any Restricted Payment or funding of all Loans in connection therewith pursuant to this clause (l)."

        2    Amendments to Annex A.    Annex A to the Credit Agreement is hereby amended as follows:

          (a)   The following definitions are added to Annex A to the Credit Agreement in their appropriate alphabetical order:

    "2004 Indentures Date" means the one, single date of each of (i) the 2004 Senior Subordinated Notes Indenture, (ii) the 2004 Senior Notes Indenture and (iii) the issuance of the 2004 Senior Subordinated Notes and the 2004 Senior Notes.

    "2004 Offering Memorandum" means that certain preliminary confidential offering memorandum dated as of April 30, 2004 with respect to the proposed issuance by U.S. Borrower of the 2004 Senior Notes and the 2004 Senior Subordinated Notes (which offering memorandum is subject to the completion of the business terms which shall be no less favorable to Agent or any Lender, and not materially less favorable to any Samsonite Entity, than the terms of the Indebtedness being refinanced from the proceeds of the 2004 Senior Notes and the 2004 Senior Subordinated Notes).

    "2004 Senior Notes" means those certain Floating Rate Senior Notes due 2011 issued pursuant to the 2004 Senior Notes Indenture.

    "2004 Senior Notes Indenture" means the indentures which governs the terms and issuance of the 2004 Senior Notes and which has the terms, provisions and conditions as described in the 2004 Offering Memorandum, as in effect on the 2004 Indentures Date (or as in effect after that date, if an amendment or modification thereof has been approved by Agent in writing).

    "2004 Senior Notes Documents" means the 2004 Senior Notes Indenture and any other instrument, document or agreement delivered pursuant thereto or in connection therewith.

    "2004 Senior Subordinated Notes" means those certain Senior Subordinated Notes due 2012 issued pursuant to the 2004 Senior Subordinated Notes Indenture.

    "2004 Senior Subordinated Notes Indenture" means the indenture which governs the terms and issuance of the 2004 Senior Subordinated Notes and which has the terms, provisions and conditions as described in the 2004 Offering Memorandum, as in effect on the 2004 Indentures Date (or as in effect after that date, if an amendment or modification thereof has been approved by Agent in writing).

    "2004 Senior Subordinated Notes Documents" means the 2004 Senior Subordinated Notes Indenture and any other instrument, document or agreement delivered pursuant thereto or in connection therewith.

          (b)   Each of the following definitions in Annex A to the Credit Agreement is amended and restated to read in its entirety as follows:

    "U.S. Borrowing Base" means, as of any date of determination, from time to time, an amount equal to

    (A)
    the sum at such time of:

    (a)
    up to 85% of the book value of Eligible Accounts; plus

      (b)
      up to the lesser of (i) 85% of the Net Orderly Liquidation Value of Eligible Inventory or (ii) 65% of the book value of Eligible Inventory valued at the lower of cost (determined on a first-in, first-out basis) or market; plus

      (c)
      (A) at all times prior to the consummation of the sale and leaseback (or a transfer by U.S. Borrower to the Denver SPE) of the Denver Warehouse Real Estate, up to the lesser of (i) $7,500,000 or (ii) 50% of the fair market value of the Eligible Denver Real Estate, as determined by an appraisal thereof in form, scope and from an appraiser, acceptable to Agent and (B) immediately upon and at all times after the consummation of the sale and leaseback (or a transfer by U.S. Borrower to the Denver SPE) of the Denver Warehouse Real Estate, up to the lesser of (i) $7,500,000 or (ii) 15% of the fair market value of the Eligible Trademarks, as determined by the most recent appraisal thereof in form, scope and from an appraiser, acceptable to Agent;

    in each case, less any Reserves established by Agent at such time (assets denominated in a currency other than Dollars shall for purposes hereof be valued at the Dollar Equivalents);

    minus

    (B)
    $2,500,000.

    "Subordinated Debt Documents" means (i) the Subordinated Indenture (and any related subordinated guarantees), (ii) the 1995 Subordinated Indenture (and any related subordinated guarantees) and (iii) the 2004 Senior Subordinated Notes Documents, or any of them.

    "Subordinated Notes" means (i) the 1998 Subordinated Notes, (ii) the 1995 Subordinated Notes and (iii) the 2004 Senior Subordinated Notes, or any of them.

    "Eligible Trademark" means a Trademark listed on Disclosure Schedule (ET) which (a) is owned by U.S. Borrower (b) is subject to a first priority Lien in favor of North American Collateral Agent, (c) is owned by U.S. Borrower free and clear of all Liens and rights of any other Person, except the Liens in favor of the North American Collateral Agent, (d) does not breach any of the representations or warranties pertaining to such property set forth in the Loan Documents, (e) has been appraised pursuant to an appraisal in form, scope and from an appraiser, reasonably acceptable to Agent, and (f) is not subject to any license or agreement which prohibits any Person or impairs any Person's right or ability to assign, transfer or otherwise dispose, license or sublicense, pledge or grant a Lien upon it."

          (c)   The definition of the term "Restricted Payment" in Annex A to the Credit Agreement is amended by deleting the word "and" at the end of clause (f) thereof, by deleting the period at the end of clause (g) thereof and inserting the phrase "; and" in its place, and by adding clause (h),thereto, which shall read in their entirety as follows:

    "(h) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Indebtedness evidenced by any of the 2004 Senior Notes."

          (d)   The definition of the term "Permitted Encumbrances" in Annex A to the Credit Agreement is amended by deleting the word "and" at the end of clause (k) thereof and inserting a semicolon in its place, by deleting the period at the end of clause (l) thereof and inserting the phrase "; and" in its place, and by adding clause (m) thereto, which shall read in their entirety as follows:

    "(m) statutory banker's Liens, statutory rights of setoff and similar statutory Liens with respect to cash and Cash Equivalents on deposit in one or more bank accounts (other than the Collection Accounts) arising in the ordinary course of business."

          (e)   The definition of the term "Change of Control" in Annex A to the Credit Agreement is amended by amending and restating clause (f) thereof to read in its entirety as follows:

    "(f) a Change of Control (as defined in the Subordinated Indenture), or a "change of control" or similar event as described in any Subordinated Debt Documents, in the New Preferred Stock Documents, in the 2004 Senior Notes Indenture, or in the 2004 Senior Subordinated Notes Indenture or any change in control (or similar event, however denominated) with respect to U.S. Borrower or any Subsidiary shall occur under and as defined in any other indenture or agreement to which U.S. Borrower or any Subsidiary is a party."

        3    Amendments to Annex E.    Annex E to the Credit Agreement is amended as follows:

          (a)   Clause (i) of paragraph (a) of Annex E to the Credit Agreement is amended by replacing the phrase "and statement of cash flows" with the phrase "and summary of select cash flow items by region as agreed by Agent".

          (b)   Annex E to the Credit Agreement is amended by amending and restating the first sentence of paragraph (d) thereof to read in its entirety as follows:

    "(d) Within ninety (90) days after the end of each Fiscal Year, audited Financial Statements for Borrowers and their Subsidiaries on a consolidated basis, consisting of balance sheets and statements of income and retained earnings and cash flows, which Financial Statements shall be prepared in accordance with GAAP and certified without qualification, by an independent certified public accounting firm of national standing or otherwise acceptable to Agent, and, in addition, such unaudited consolidating balance sheet, income statement and cash flow information as agreed to by Agent."

          (c)   Annex E to the Credit Agreement is further amended by amending and restating paragraph (g) thereof to read in its entirety as follows:

          (d)   "(g) [Intentionally Omitted]"

        4    Amendments to Annex F.    Annex F to the Credit Agreement is amended by amending and restating clause (i) of paragraph (c) thereof to read in its entirety as follows:

    "(i) a reconciliation of the Accounts trial balance of U.S. Borrower and Samsonite Stores to such Person's most recent Borrowing Base Certificate, general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion; provided, however, that if U.S. Borrowing Availability is greater than $15,000,000 at all times during the Fiscal Month for which a monthly Financial Statement is to be delivered pursuant to Annex E, such reconciliation shall not be required with respect to such Financial Statement, the then most recent Borrowing Base Certificate, the corresponding general ledger and such Account trial balance,"

        5    Amendment to Disclosure Schedules.    Disclosure Schedule (ET) attached hereto is added to the Credit Agreement as Disclosure Schedule (ET) thereto.

        6    Conditions to Effectiveness.    This Amendment shall be effective on the date on which this Amendment shall have been duly executed and delivered by the Borrowers, each other Credit Party party hereto, Agent, Requisite Lenders and Supermajority U.S. Revolving Lenders.

        7    Representations and Warranties.    In order to induce Agent and the Lenders to enter into this Amendment, the Borrowers and each other Credit Party represents and warrants to Agent and each Lender (which representations and warranties shall survive the execution and delivery of this Amendment), that:

          (a)   The execution, delivery and performance by each Credit Party of this Amendment has been duly authorized by all necessary corporate and partnership action (and in the case of each Foreign Credit Party such corporation and partnership action will have been ratified on or before the 2004 Indentures Date) and this Amendment is a legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law); and

          (b)   upon the effectiveness of this Amendment, all of the representations and warranties contained in the Credit Agreement and in the other Loan Documents (other than those which speak expressly only as of an earlier date) are true and correct in all material respects on and as of the date of the effectiveness of this Amendment after giving effect to this Amendment and the transactions contemplated hereby.

        8    Miscellaneous.

          8.1    Effect; Ratification.

            (a)   Except as specifically set forth above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

            (b)   The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender under the Credit Agreement or any other Loan Document, nor constitute amendment of any provision of the Credit Agreement or any other Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

            (c)   Each Credit Party acknowledges and agrees that the amendments set forth herein are effective solely for the purposes set forth herein and that the execution and delivery by Agent, Requisite Lenders and the Supermajority U.S. Revolving Lenders of this Amendment shall not be deemed (i) except as expressly provided in this Amendment, to be a consent to any amendment, waiver or modification of any term or condition of the Credit Agreement or of any other Loan Document, (ii) to create a course of dealing or otherwise obligate Agent or Lenders to forbear, waive, consent or execute similar amendments under the same or similar circumstances in the future, or (iii) to amend, prejudice, relinquish or impair any right of Agent or Lenders to receive any indemnity or similar payment from any Person or entity as a result of any matter arising from or relating to this Amendment.

          8.2    Counterparts and Signatures by Fax.    This Amendment may be executed in any number of counterparts, each such counterpart constituting an original but all together one and the same instrument. Any party delivering an executed counterpart of this Amendment by fax shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment.

          8.3    Severability.    In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          8.4    Costs and Expenses.    Borrowers agree to reimburse Agent for all fees, costs and expenses, including the fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment.

          8.5    Loan Document.    This Amendment shall be deemed to be a Loan Document.

          8.6    GOVERNING LAW.    THIS WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[Signature Pages Follows]

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

BORROWERS
SAMSONITE CORPORATION
By:	/s/ RICHARD H. WILEY
Print Name: Richard H. Wiley Title: CFO, Secretary and Treasurer
SAMSONITE EUROPE N.V.
By:	/s/ RICHARD H. WILEY
Print Name: Richard H. Wiley Title: Director
AGENTS AND LENDERS
GENERAL ELECTRIC CAPITAL CORPORATION, as Agent, North American Collateral Agent and a Lender
By:	/s/ CHRISTOPHER COX
Print Name: Christopher Cox Duly Authorized Signatory
KBC Bank NV as European Agent, Fronting Lender and a Lender
By:	/s/ FRANS SERCU
Print Name: Frans Sercu Title: [illegible on original]
By:	/s/ FILIP AUDENAERT
Print Name: Filip Audenaert Title: [illegible on original]

        The following Persons are signatories to this Amendment in their capacity as Credit Parties and not as Borrowers.

C.V. HOLDINGS, INC.
By:	/s/ RICHARD H. WILEY
Print Name: Richard H. Wiley Title: Secretary and Treasurer
SAMSONITE COMPANY STORES, INC.
By:	/s/ RICHARD H. WILEY
Print Name: Richard H. Wiley Title: Secretary and Treasurer
SC INTERNATIONAL HOLDINGS C.V.
By:	/s/ RICHARD H. WILEY
Print Name: Richard H. Wiley Title: Secretary and Treasurer
MCGREGOR II, LLC
By:	Samsonite Corporation, its Sole Member
By:	/s/ RICHARD H. WILEY
Print Name: Richard H. Wiley Title: CFO, Secretary and Treasurer
SC DENMARK APS
By:	/s/ RICHARD H. WILEY
Print Name: Richard H. Wiley Title: Manager

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AMENDMENT NO. 1 TO CREDIT AGREEMENT